Exhibit 99.1
      SCBT Financial Corporation Reports Fourth Quarter and 2004 Earnings
                          and Announces Cash Dividend

    COLUMBIA, S.C.--(BUSINESS WIRE)--Jan. 21, 2005--SCBT Financial Corporation (NASDAQ: SCBT) the holding company for South Carolina Bank and Trust and South Carolina Bank and Trust of the Piedmont, reports earnings for the fourth quarter and year 2004.

    Results of Operations and Financial Results

    Please refer to the accompanying tables for detailed comparative data on results of operations and financial information. Net income for the 2004 fourth quarter and year were $3,424,000 and $14,016,000, compared with $3,667,000 and $14,786,000 in the comparable periods of 2003. Diluted earnings per share were $0.42 and $1.72 for the fourth quarter and year, compared to $0.48 and $1.82 in 2003. Earnings per share amounts for all periods reflect the effect of a 5% common stock dividend paid to shareholders of record as of December 20, 2004. Robert R. Hill, Jr., President and Chief Executive Officer noted, "Our results for the fourth quarter and year 2004 were impacted by a number of unusual and nonrecurring expenses. While the past year presented SCBT and many of our peers with earnings challenges in comparison to 2003, we still had significant earnings with a 12.2% return on average equity for the year and were able to open four new financial centers around the state. Our banks were able to focus on the improving business climate in South Carolina in order to achieve excellent growth in both loans and deposits. As a result, total assets increased 20% during the year to over $1.4 billion at the end of 2004."
    Average total loans, net of unearned income, were up $196,156,000, or 21.2%, and average total deposits increased by $216,130,000, or 22.8%, for the fourth quarter of 2004 compared to the comparable balances in the same period last year. For the year, loans balances averaged $1,043,471,000, or 16.0%, higher than in 2003. This growth was supported by an increase in average deposits of $113,074,000, or 11.9%, and a $28,954,000, or 66.9%, lower balance in average mortgage loans held for sale. The decline in mortgages held for sale reflected the industry-wide decrease in secondary market mortgage originations and contributed to lower non-interest income in 2004 versus 2003. At December 31, 2004, total shareholders' equity was $118,798,000, an increase of 5.7% from the previous year. SCBT's current equity position represents a book value per basic share of $15.51 and a total equity-to-assets ratio of 8.25%. The 2004 fourth quarter and twelve-month operating results represent annualized returns on average assets of 0.96% and 1.05%, respectively, and annualized returns on average total equity of 11.60% and 12.20%, respectively. For the same periods in 2003, comparable ratios were 1.22% and 1.23% for ROA, and 13.15% and 13.72% for ROE.
    Following a series of measured short-term interest rate increases by the Federal Reserve, intermediate and longer-term rates remain relatively stable at historically low levels. In this environment many depository institutions have experienced a prolonged period of net interest margin compression. However, while SCBT's margins experienced some compression in 2004, they continue to exceed the level of the majority of others in the banking industry. The Company achieved relatively strong 4.24% and 4.37% taxable equivalent net interest margins for the 2004 fourth quarter and year-to-date periods, respectively. Also, strong growth in earning assets and low-rate and noninterest bearing deposits have contributed to increases in net interest income. For the fourth quarter and year, non-taxable equivalent net interest income (before provision for loan losses) was $13,955,000 and $53,265,000, respectively, up 12.2% and 6.0% from the comparable periods in 2003.
    Non-interest income for the fourth quarter of 2004 was $5,417,000, compared with $5,511,000 for the same period in 2003. Solid gains in most categories of noninterest income during the quarter were offset by a $406,000, or 27.7%, decline in secondary market mortgage fees. This resulted from a substantial slowing of refinance activity in 2004, following record levels in the previous year. Non-interest expenses were $13,265,000 in the fourth quarter of 2004, up 10.0% from $12,062,000 in the comparable period of 2003. This increase was mainly attributable to increased marketing expenses of $506,000 associated with loan and deposit advertising campaigns, chief executive officer severance expenses of $330,000 and foreclosed property maintenance and disposition expense increases of $265,000. These increases were partially offset by a 6.6% decrease in salaries and employee benefits during the quarter, resulting from decreased incentive accruals, decreased commissions on lower mortgage originations and the Company's continued efforts to control personnel-related expenses. On a year-to-date basis, non-interest expenses were $51,130,000 in 2004, an increase of 5.0% compared to $48,715,000 the previous year. Marketing expenses were up $602,000 mainly for the reasons noted above, occupancy expenses increased $422,000 due to new branch openings, costs associated with foreclosed properties increased $407,000, property tax expense was higher by $258,000, consulting fees increased $230,000, and branch acquisition and disposition expenses were $103,000.
    The Company's focus on asset quality continues to produce strong results in comparison to its peers. At December 31, 2004, nonperforming loans totaled $3,269,000, representing 0.28% of period-end loans. Other real estate owned at year-end 2004 was $1,712,000. The allowance for loan losses at December 31, 2004 was $14,470,000 and represented 1.25% of total loans, net of unearned income. The current allowance for loan losses provides 4.43 times coverage of period-end nonperforming loans and approximately 6.8 times coverage of fourth quarter annualized net charge-offs. In the fourth quarter, net charge-offs were $530,000, or an annualized 0.19% of average loans net of unearned income. Net charge-offs for the full year 2004 amounted to 0.15% of average loans. The provision for loan losses for the quarter was $1,163,000, compared to $446,000 in the comparable period last year. The higher provision reflects management's close attention to asset quality and vigilant response to strong loan growth throughout the period and year. (The loan data above do not include mortgage loans held for sale.)
    Each of the Company's operating subsidiaries performed profitably during the quarter. South Carolina Bank and Trust, headquartered in Orangeburg, SC, had net income of $3,013,000. South Carolina Bank and Trust of the Piedmont, headquartered in Rock Hill, SC, had earnings of $460,000.
    "In 2004 we took advantage of our opportunities to expand our banking franchise and strengthen our asset base," stated CEO Hill. "We were able to substantially increase our loan and deposit balances, while carefully maintaining our high quality standards. In addition to the new banking and loan production facilities opened in the thriving Summerville and Fort Mill markets near the end of the third quarter, we opened another full service branch office in Hilton Head - one of the more prosperous communities of our state - toward the end of the year. And we are especially excited about our fourth quarter announcement concerning the acquisition of New Commerce BanCorp. With an anticipated 2005 second quarter closing, this bank will add close to $100 million in assets and dramatically enhance our presence in the fastest-growing segment of the Greenville metropolitan area."
    "The year 2004 was notable in many ways," continued Mr. Hill. "It marked the 70th anniversary of the SCBT banking franchise that began with the vision of a few courageous businessmen in Orangeburg, South Carolina during the Great Depression. We have seen remarkable growth and expansion, culminating in our lead bank's surpassing the $1 billion mark in both loans and deposits in 2004. This bank's history is firmly rooted in strong personal business and community relationships, nurtured by a talented and enterprising management and staff. With high ideals and fundamental underpinnings of soundness, profitability and growth, we are optimistic about our prospects for the year ahead."

    Quarterly Cash Dividend

    The Board of Directors of SCBT Financial Corporation announces a quarterly cash dividend of $.17 per share. Adjusted for the effect of the 5 percent stock dividend distributed on January 1, 2005, the cash dividend in the preceding quarter was equivalent to $.162 per share. Consequently, giving effect to the higher number of shares resulting from the stock dividend, the current cash dividend represents an effective increase of approximately 5% over the last quarter and the fourth quarter of the prior year. The cash dividend will be payable on February 18, 2005 to shareholders of record February 4, 2005.

    SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A. Through these subsidiaries, SCBT Financial Corporation operates 34 financial centers in 12 South Carolina counties. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. SCBT Financial Corporation's common stock is traded on the NASDAQ Stock Market under the symbol "SCBT". More information is available at www.SCBandT.com.

    Statements contained in this press release, which are not historical facts, are forward-looking statements. In addition, SCBT through its senior management or directors may from time to time make forward-looking public statements concerning matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgement of SCBT's senior management or directors based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward looking statements are identified in the public filings made by SCBT with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of SCBT or its senior management or directors should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)
EARNINGS
 SUMMARY     Three months ended           Twelve months ended
 (non tax        December 31,        %        December 31,        %
 equivalent)    2004       2003    Change   2004       2003     Change
             ---------- ---------- ------ ---------- ---------- ------
Interest
 income        $18,524    $15,498   19.5%   $67,908    $64,851    4.7%
Interest
 expense         4,569      3,064   49.1%    14,643     14,618    0.2%
             ---------- ----------        ---------------------
Net interest
 income         13,955     12,434   12.2%    53,265     50,232    6.0%
Provision for
 loan losses(1)  1,163        446  161.1%     4,332      2,345   84.7%
Noninterest
 income          5,417      5,511   -1.7%    22,651     22,915   -1.2%
Noninterest
 expense        13,265     12,062   10.0%    51,130     48,715    5.0%
             ---------- ----------        ---------------------
Earnings
 before
 income taxes    4,944      5,438   -9.1%    20,454     22,087   -7.4%
Provision for
 income taxes    1,520      1,770  -14.1%     6,437      7,302  -11.8%
             ---------- ----------        ---------------------
Net earnings    $3,424     $3,667   -6.6%   $14,016    $14,786   -5.2%
             ========== ==========        =====================

Basic
 earnings per
 share (2)      $0.427     $0.454   -6.1%    $1.738     $1.833   -5.2%
             ========== ==========        ========== ==========
Basic
 weighted
 average
 shares (2)  8,027,098  8,070,936   -0.5% 8,062,536  8,064,506    0.0%

Diluted
 earnings per
 share (2)      $0.422     $0.449   -6.0%    $1.721     $1.815   -5.2%
             ========== ==========        ========== ==========
Diluted
 weighted
 average
 shares (2)  8,123,640  8,175,219   -0.6% 8,142,423  8,145,855    0.0%

 Cash
  dividends
  declared
  per common
  share          $0.17      $0.17    0.0%     $0.68      $0.66    3.2%
 Dividend
  payout
  ratio          33.29%     33.62%            36.66%     33.98%

                               AVERAGE for Quarter Ended
                ------------------------------------------------------

BALANCE SHEET    Dec. 31,  Sept. 30,   Jun. 30,   Mar. 31,   Dec. 31,
 HIGHLIGHTS        2004       2004       2004       2004       2003
                ---------- ---------- ---------- ---------- ----------
Mortgage loans
 held for sale    $15,653    $12,304    $17,504    $11,913    $16,360
Total loans (1) 1,121,067  1,073,201  1,015,839    962,598    924,911
Total investment
 securities       168,682    170,175    158,637    145,464    162,944
Earning assets  1,329,858  1,276,720  1,202,335  1,151,180  1,113,805
Total assets    1,421,183  1,368,521  1,289,846  1,235,565  1,191,277
Noninterest
 bearing
 deposits         229,474    214,339    203,562    178,439    180,105
Interest bearing
 deposits         936,017    876,897    799,440    793,789    769,255
Total deposits  1,165,490  1,091,236  1,003,003    972,228    949,360
Nondeposit
 borrowings       132,686    157,086    163,625    142,997    125,106
Shareholders'
 equity           117,390    114,592    114,362    113,177    110,634


                                    AVERAGE for Twelve Months
                                             Ended
                                    --------------------------    %
BALANCE SHEET HIGHLIGHTS             31-Dec-2004  31-Dec-2003  Change
                                    ------------- ----------- --------
Mortgage loans held for sale             $14,342     $43,296    -66.9%
Total loans (1)                        1,043,471     899,962     15.9%
Total investment securities              160,787     168,386     -4.5%
Earning assets                         1,240,369   1,123,577     10.4%
Total assets                           1,329,139   1,198,639     10.9%
Noninterest bearing deposits             208,157     173,130     20.2%
Interest bearing deposits                851,836     773,789     10.1%
Total deposits                         1,059,993     946,919     11.9%
Nondeposit borrowings                    149,075     137,905      8.1%
Shareholders' equity                     114,880     107,766      6.6%

                                ENDING Balance
                ------------------------------------------------------

BALANCE SHEET    Dec. 31,  Sept. 30,   Jun. 30,   Mar. 31,   Dec. 31,
 HIGHLIGHTS       2004       2004       2004       2004       2003
                ---------- ---------- ---------- ---------- ----------
Mortgage loans
 held for sale    $15,319    $16,910    $13,764    $18,633    $12,346
Total loans (1) 1,153,231  1,096,732  1,050,074    990,648    938,760
Total investment
 securities       165,445    171,793    171,358    144,078    152,009
Allowance for
 loan losses (1)  (14,470)   (13,837)   (13,366)   (12,234)   (11,700)
Premises and
 equipment         33,667     33,491     33,470     32,496     32,180
Total assets    1,439,189  1,389,829  1,330,806  1,279,631  1,197,692
Noninterest
 bearing
 deposits         226,422    223,273    209,398    198,015    170,313
Interest bearing
 deposits         947,286    921,380    798,419    803,056    777,086
Total deposits  1,173,708  1,144,653  1,007,817  1,001,071    947,399
Nondeposit
 borrowings       141,136    123,189    200,581    153,536    133,017
Total
 liabilities    1,320,390  1,273,083  1,216,986  1,164,621  1,085,343
Shareholders'
 equity           118,798    116,746    113,820    115,010    112,349

Actual # shares
 outstanding    7,657,094  7,640,725  7,674,221  7,719,390  7,690,186

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) Earnings per share and weighted average share data have been retroactively adjusted to give effect to a 5% common stock dividend paid to shareholders of record on December 20, 2004.


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)


NONPERFORMING ASSETS     Dec. 31, Sept. 30, Jun. 30, Mar. 31, Dec. 31,
 (ENDING balance)          2004      2004     2004     2004     2003
                         -------- --------- -------- -------- --------
Nonaccrual loans          $2,429    $3,305   $3,678   $5,465   $4,669
Other real estate owned    1,712     1,459    1,455    1,554    1,465
Accruing loans past due
 90 days or more             840       749    1,000    1,447    2,082
                         -------- --------- -------- -------- --------
     Total nonperforming
      assets              $4,981    $5,513   $6,133   $8,466   $8,216
                         ======== ========= ======== ======== ========

Total nonperforming
 assets as a
  percentage of total
   loans and OREO (1)       0.43%     0.50%    0.58%    0.85%    0.87%
                         ======== ========= ======== ======== ========


                                       Quarter Ended
                        ----------------------------------------------

ALLOWANCE FOR LOAN      Dec. 31,  Sept. 30, Jun. 30, Mar. 31, Dec. 31,
 LOSSES (1)               2004      2004      2004     2004     2003
                        --------- --------- -------- -------- --------
Balance at beginning of
 period                  $13,837   $13,366  $12,234  $11,700  $11,473
Loans charged off           (620)     (411)    (519)    (458)    (380)
Loan recoveries               90        95       57      204      161
                        --------- --------- -------- -------- --------
    Net (charge-offs)
     recoveries             (530)     (316)    (462)    (254)    (219)
Provision for loan
 losses                    1,163       787    1,594      788      446
                        --------- --------- -------- -------- --------
Balance at end of period  14,470    13,837   13,366   12,234   11,700
                        ========= ========= ======== ======== ========

Allowance for loan
 losses as a
  percentage of total
   loans (1)                1.25%     1.26%    1.27%    1.23%    1.25%
                        ========= ========= ======== ======== ========
Allowance for loan
 losses as a
  percentage of
   nonperforming loans    442.64%   341.32%  285.71%  177.00%  173.30%
                        ========= ========= ======== ======== ========
Net charge-offs as a
 percentage of
  average loans
   (annualized) (1)         0.19%     0.12%    0.18%    0.11%    0.09%
                        ========= ========= ======== ======== ========
Provision for loan
 losses as a percentage
  of average total loans
   (annualized) (1)         0.41%     0.30%    0.63%    0.33%    0.19%
                        ========= ========= ======== ======== ========

LOAN PORTFOLIO                  Dec. 31,    % of     Dec. 31,    % of
 (ENDING balance(1)               2004      Total     2003      Total
                               ----------- -------- --------- --------
Commercial                       $138,228    11.98% $108,665    11.57%
Consumer                          104,553     9.06%   98,180    10.45%
Real estate:
  Commercial                      430,244    37.30%  362,897    38.63%
  Consumer                        334,578    29.01%  244,425    26.02%
Firstline                         128,429    11.13%  101,101    10.76%
Other loans                        17,375     1.51%   24,270     2.58%
                               ----------- -------- --------- --------
Total loans (gross) (1)         1,153,407   100.00%  939,538   100.00%
Unearned income                      (177)       0      (778)       0
                               ----------- -------- --------- --------
Total loans (net of unearned
 income) (1)                   $1,153,231   100.00% $938,760   100.00%
                               =========== ======== ========= ========

Mortgage loans held for sale      $15,319            $12,346

                                   Quarter Ended
                ------------------------------------------------------
                 Dec. 31,  Sept. 30,   Jun. 30,   Mar. 31,   Dec. 31,
SELECTED RATIOS    2004       2004       2004       2004       2003
                ---------- ---------- ---------- ---------- ----------

Return on
 average assets
 (annualized)        0.96%      1.13%      1.04%      1.10%      1.22%
                ========== ========== ========== ========== ==========
Return on
 average equity
 (annualized)       11.60%     13.55%     11.69%     11.96%     13.15%
                ========== ========== ========== ========== ==========
Net interest
 margin (tax
 equivalent)         4.24%      4.31%      4.53%      4.44%      4.52%
                ========== ========== ========== ========== ==========
Efficiency ratio
 (tax
 equivalent)        67.68%     64.52%     66.04%     67.74%     66.27%
                ========== ========== ========== ========== ==========
End of period
 book value per
 common share      $15.51     $15.28     $14.83     $14.90     $14.61
                ========== ========== ========== ========== ==========
End of period #
 shares         7,657,094  7,640,725  7,674,221  7,719,390  7,690,186
                ========== ========== ========== ========== ==========
End of period
 Equity-to-
 Assets              8.25%      8.40%      8.55%      8.99%      9.38%
                ========== ========== ========== ========== ==========


                                           Twelve Months Ended
                                       ----------------------------
                                        31-Dec-2004    31-Dec-2003
                                       --------------  ------------
SELECTED RATIOS

Return on average assets (annualized)           1.05%         1.23%
                                       ==============  ============
Return on average equity (annualized)          12.20%        13.72%
                                       ==============  ============
Net interest margin (tax equivalent)            4.37%         4.56%
                                       ==============  ============
Efficiency ratio (tax equivalent)              66.49%        65.67%
                                       ==============  ============


(1) Loan data excludes mortgage loans held for sale.


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

                                  Three Months Ended
                 -----------------------------------------------------
                    December 31, 2004           December 31, 2003
                 --------------------------  -------------------------
YIELD ANALYSIS                        Yield                    Yield
                 Average              (NON-  Average           (NON-
                 Balance    Interest   TE)   Balance  Interest   TE)
                 --------------------------  -------------------------

Interest Earning
 Assets:
Total Interest
 Earning Assets  $1,329,858 $18,524  5.54% $1,113,805 $15,498    5.52%

Noninterest
 Earning Assets:
  Total Noninterest
   Earning Assets    91,325                    77,471

                 -----------               -----------
  Total Assets   $1,421,183                $1,191,277
                 ===========               ===========

Interest Bearing
 Liabilities:
  Total Interest
   Bearing
   Liabilities   $1,068,703  $4,569  1.70%   $894,361  $3,064    1.36%

Noninterest Bearing
 Liabilities:
Total Noninterest
 Bearing
 Liabilities        235,090                   186,282
Shareholders'
 Equity             117,390                   110,634
                 -----------               -----------
Total Non-IBL and
 Shareholders'
 Equity             352,480                   296,915

                 -----------               -----------
Total Liabilities
 and
 Shareholders'
 Equity          $1,421,183                $1,191,277
                 ===========               ===========


Net Interest Income and
 Margin (NON-TAX EQUIV.)    $13,955  4.17%           $12,434    4.43%
                            =======  -----           =======   ------
Net Interest
 Margin (TAX
 EQUIVALENT)                         4.24%                      4.52%
                                     =====                     ======

                                  Twelve Months Ended
                   ---------------------------------------------------
                     December 31, 2004          December 31, 2003
                   -----------------------  --------------------------
YIELD ANALYSIS                       Yield                      Yield
                   Average           (NON-   Average             (NON-
                   Balance  Interest  TE)    Balance   Interest   TE)
                   -----------------------  --------------------------

Interest Earning
 Assets:
Total Interest
 Earning Assets   $1,240,369 $67,908  5.47% $1,123,577 $64,851  5.77%

Noninterest Earning
 Assets:
  Total Noninterest
   Earning Assets      88,771                    75,062

                   -----------              ------------
  Total Assets     $1,329,139                $1,198,639
                   ===========              ============

Interest Bearing
 Liabilities:
  Total Interest
   Bearing
   Liabilities     $1,000,911 $14,643  1.46%   $911,694 $14,618  1.60%

Noninterest Bearing
 Liabilities:
Total Noninterest
 Bearing
 Liabilities          213,348                   179,178
Shareholders'
 Equity               114,880                   107,766
                   -----------              ------------
  Total Non-IBL
   and Shareholders'
   Equity             328,228                   286,945

                   -----------              ------------
  Total Liabilities
   and Shareholders'
   Equity          $1,329,139                $1,198,639
                   ===========              ============


Net Interest Income and Margin
 (NON-TAX EQUIV.)             $53,265  4.29%            $50,232  4.47%
                              =======  -----            =======  -----
Net Interest
  Margin (TAX
  EQUIVALENT)                          4.37%                     4.56%
                                       =====                     =====


                     Three months ended      Twelve months ended
                          Dec. 31,                 Dec. 31,
NON-INTEREST INCOME & ----------------   %     ----------------    %
 EXPENSE               2004     2003   Change   2004     2003   Change
                      ------- -------- ------  ------- -------- ------
Noninterest income:
   Service charges on
    deposit accounts  $3,074   $2,884    6.6% $11,854  $11,537    2.7%
   Secondary market
    mortgage fees      1,061    1,467  -27.7%   3,892    6,976  -44.2%
   Trust fees            140      132    6.0%     556      710  -21.7%
   Other service
    charges,
    commissions, fees  1,143    1,028   11.2%   6,349    3,692   72.0%
                     -------- --------        -------- --------
         Total
          noninterest
          income      $5,417   $5,511   -1.7% $22,651  $22,915   -1.2%
                     ======== ========        ======== ========
Noninterest expense:
   Salaries and
    employee benefits $7,118   $7,388   -3.7% $27,762  $28,670   -3.2%
   Net furniture and
    equipment expense  1,153    1,095    5.3%   4,447    4,397    1.1%
   Net occupancy
    expense              852      776    9.8%   3,309    2,887   14.6%
   Amortization          120       51  133.9%     488      486    0.4%
   Other               4,022    2,752   46.2%  15,125   12,274   23.2%
                     -------- --------        -------- --------
         Total
          noninterest
          expense    $13,265  $12,062   10.0% $51,130  $48,715    5.0%
                     ======== ========        ======== ========


    CONTACT: SCBT Financial Corporation
             Richard C. Mathis, CFO, 803-765-4618
             Fax: 803-765-1966